stereoscape.com, inc.
                              3440 Highway 9 South
                           Freehold, New Jersey 07728

                                 August 5, 2000


Dear Shareholders:

         We cordially invite you to attend the Meeting of the Shareholders of stereoscape.com, inc. (the "Company") to be held at 10:00 a.m. on Friday, August 25, 2000, at the offices of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP, 99 Wood Avenue South, Iselin, New Jersey 07095.

         The purposes of this meeting are to (i) elect a Board of four (4) directors, (ii) ratify the appointment of auditors, and (iii) approve the proposal to increase the number of authorized shares to 200,000,000. These matters are described in the accompanying Notice of Meeting and Proxy Statement.

         The Board of Directors recommends that Shareholders vote in favor of each proposal. We encourage all Shareholders to participate by voting their shares by Proxy whether or not they plan to attend the meeting. Please sign, date and mail the enclosed Proxy as soon as possible. If you do attend the Annual Meeting, you may still vote in person.

                                  Sincerely,



                                  Gary B. Hyman
                                  Secretary

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To be held on August 25, 2000

         Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of stereoscape.com, inc. (the "Company") will be held at the offices of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP, 99 Wood Avenue South, Iselin, New Jersey at 10:00 a.m.
Eastern Time, for the following purposes:

     1. To elect a Board of Directors of four (4) persons to serve until the 2001 Annual Meeting of Shareholders or until a successor is duly elected and qualified.

     2. To approve the appointment of Ehrenkrantz Sterling and Company as the Company's independent auditors.

     3. To approve the proposal to increase the number of authorized shares to 200,000,000.

     4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on July 24, 2000 will be entitled to notice of and to vote at the Meeting.

     Whether or not you intend to attend the Meeting, please complete, date and sign the enclosed Proxy. Your Proxy will be revocable, either in writing or by voting in person at the Meeting, at any time prior to its exercise.


                           By Order of the Board of Directors


                           ---------------------------------
                           GARY B. HYMAN, Secretary


                           Freehold, New Jersey
                           August 5, 2000
                              stereoscape.com, inc.
                              3440 Highway 9 South
                           Freehold, New Jersey 07728

                                 PROXY STATEMENT

         Accompanying this Proxy Statement is a Notice of Annual Meeting of Shareholders, the Company's Form 10KSB for the year ended December 31, 1999, and a form of Proxy for such meeting solicited by the Board of Directors. The Board of Directors has fixed the close of business on July 24, 2000, as the record date for the determination of shareholders that are entitled to notice of and to vote at the meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common stock present in person, or represented by Proxy, shall constitute a quorum at the meeting.

         As of the record date, the Company had 5,222,391 outstanding shares of common stock, $.001 par value (the "Common Stock"), the holders of which are entitled to one vote per share.

         A Proxy that is properly submitted to the Company may be revoked at any time before it is exercised by written notice to the Secretary of the Company, and any Shareholder attending the meeting may vote in person and by doing so revokes any Proxy previously submitted by him. Where a Shareholder has specified a choice on his Proxy with respect to Proposals 1, 2, and 3, it will be complied with. If no direction is given, all the shares represented by the Proxy will be voted in favor of such Proposals.

         The cost of soliciting Proxies will be paid by the Company, which will reimburse brokerage firms, custodians nominees and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of the Company's stock. Officers and regular employees of the Company may solicit Proxies personally and by telephone. The Annual report of the Company for the fiscal year ended December 31, 1999, containing audited financial statements for such year, is enclosed with this Proxy Statement. This Proxy Statement and the enclosed Proxy are being sent to the shareholders of the Company on or about August 5, 2000.

IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING, YOU ARE REQUESTED TO PLEASE SIGN, DATE AND MAIL THE PROXY PROMPTLY.

Proposal 1

ELECTION OF DIRECTORS

         According to the Company's By-Laws, the Board of Directors is composed of four (4) members. At each Annual Meeting, all directors will be elected to serve for one year expiring on the date of the Annual Meeting of shareholders for the following year. Each director elected will continue in office until a successor has been elected or until resignation or removal in the manner provided by the Company's By-Laws. The names of the nominees for the Board of directors are listed below. Shares represented by a properly executed proxy in the accompanying form will be voted for such nominees. However, discretionary authority is reserved to vote such shares in the best judgment of the persons named in the event that any person or persons other than the nominees listed below are to be voted on at the meeting due to the unavailability of any nominee so listed.
         All persons named below are directors of the Company at the present time. There are no family relationships between any nominees, directors or executive officer of the Company.

NOMINEES FOR ONE YEAR TERMS

Mario Bassani has been Chairman and Chief Executive Officer of the Company since May 19, 2000. He has extensive management and operational experience. Over the past five years Mr. Bassani has been involved in several phases of the use of microwave technology. He has taken on several consulting projects and has developed systems and operational procedures to better enhance profitability for his clients. He is currently under contract with Cucina Classica Italiana, Inc. to evaluate and upgrade its processing operations.

Gary B. Hyman has been a director, Chief Financial Officer, and Secretary since May 19, 2000. He is a member of The American Institute of Certified Public Accountants, and the New York and New Jersey Societies of CPA's. He has been in private practice for the last three years and prior he was the Chief Financial Officer of New York apparel company.

Steven Wise has been a director of the Company since April 17, 1997, and President of the Company from April 17, 1997 through May 19, 2000. He is currently President of the Company's American Buyers Club International, Inc. subsidiary. He entered the electronics industry in 1984 working for various retail establishments. In 1988, he joined Sixth Avenue Electronics as Vice President of the mail order division. Mr. Wise developed the mail order division and drove sales from $150,000 in 1988 to $7.8 million in 1994. In 1994 he became a principal in a newly formed electronics retail and mail order outlet, and in 1997 he entered into an employment agreement with Alpha.

David Bannon, has been Vice President of American Buyers Club International, Inc. since April 17, 1997 and a director since February, 2000. He entered the electronics industry in 1981 working for various retail establishments. In 1994 he became a principal in a newly formed electronics retail and mail order outlet, and in 1997 he entered into an employment agreement with Alpha.


INFORMATION CONCERNING BOARD

         The Board of Directors met 2 times in fiscal 1999. No director attended fewer than 75% of the meetings of the Board of Directors. In addition, the Board acted by unanimous consent 4 times during fiscal 1999.

         The Board of Directors has an Audit Committee. The Audit Committee is responsible for reviewing the Company's audited financial statements, meeting with the Company's independent accountants to review the Company's internal controls and financial management practices and examining all agreements or other transactions between the Company and its directors and officers to determine whether such agreements or transactions are fair to the Company's shareholders. Messrs. Bannon, Wise, and Bassani currently serve on the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of July 24, 2000, regarding the ownership of the Common Stock by (i) each director and nominee for director of the Company; (ii) each of the executive named officers and nominees, (iii) each person known to the Company to beneficially own five percent (5%) or more of the Company's Common Stock, and (iv) all directors and executive officers of the Company as a group.

  Name and address           Number of               Percentage of Out-
of Beneficial Owner (a)     Shares Owned         standing Shares Owned (e)

   Steven Wise                617,411                     11.8%
   Scott Halperin           1,032,281  (b)                19.3%
   David Bannon               626,411                     12.0%
   Mario Bassani              370,000  (c)                 4.6%
   Gary Hyman                  51,900  (d)                 1.0%

All directors and executive officers
  as a group (4 persons)    1,665,722                     30.2%


     (a) All information with respect to beneficial ownership of the shares is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided by such beneficial owners to the Company. Shares include stock options and warrants exercisable within 60 days.

     (b) Includes options to purchase 100,000 shares at $0.374 held by Mr. Halperin.

     (c)  Includes  options  to  purchase  250,000  shares at $0.34  held by Mr.
Bassani.

     (d) Includes options held by Mr. Hyman to purchase 37,000 shares and 3,500 shares at $0.34 and $0.375, respectively.

     (e) For each beneficial owner, the "Percentage of Outstanding" equals each owner's actual holdings of shares plus shares represented by unexercised options and warrants held, divided by total shares outstanding of the Company at July 24, 2000, of 5,222,391, plus the above-referenced unexercised options and warrants of the referenced holder only. In other words, individual percentages of the listed holders will not add to the group total because the calculations are made separately for each holder.

                             EXECUTIVE COMPENSATION

         The following table sets forth, for each of the last fiscal years, cash and certain other compensation paid or accrued by the Company for the former Chief Executive Officer and one other officer who earned in excess of $100,000 for any of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                    Annual Compensation ($)             Long-Term Compensation ($)
                                                                  Restricted Securities    Long-Term
Name and Principal                                   Other Annual   Stock    Underlying  Incentive Plan    All Other
    Position              Year       Salary   Bonus  Compensation   Awards    Options       Payouts      Compensation ($)
-------------------------------------------------------------------------------------------------------------------------

Steven Wise                    1999  103,720    -       6,527      178,111    101,777          -               -
Director, Subsidiary President 1998  100,100    -          -            -          -           -               -
Former Chief Executive Officer 1997   91,077    -          -            -          -           -               -
-------------------------------------------------------------------------------------------------------------------------
David Bannon                   1999  103,729    -       2,272      178,111    101,777          -               -
Director,                      1998  100,100    -          -            -          -           -               -
Subsidiary Vice President      1997   91,077    -          -            -          -           -               -
-------------------------------------------------------------------------------------------------------------------------


                        OPTION GRANTS IN LAST FISCAL YEAR

                               Individual Grants
----------------------------------------------------------------------------
                                  % of Total
                    Number of       Options
                    Securities    Granted to     Exercise
                    Underlying     Employees      or Base
                     Options       in Fiscal       Price        Expiration
      Name         Granted (#)       Year         ($/Sh)           Date
----------------------------------------------------------------------------
Steven Wise          223,911         37.3%         0.418      July 1, 2004
----------------------------------------------------------------------------

David Bannon         223,911         37.3%         0.418      July 1, 2004
----------------------------------------------------------------------------

                     AGGREGATED OPTION EXERCISES IN 1999 AND
                         DECEMBER 31, 1999 OPTION VALUES

                                           Number of Securities
                  Shares                  Underlying Unexercised      Value of Unexercised In-the-
               Acquired on    Value    Options at Fiscal Year-End(#)*  Money Options at FY-End ($)
      Name     Exercise(#) Realized($) Exercisable   Unexercisable    Exercisable  Unexercisable
--------------------------------------------------------------------------------------------------
Steven Wise           -         -        223,911             0          186,294             0
--------------------------------------------------------------------------------------------------

David Bannon          -         -        223,911             0          186,294             0
--------------------------------------------------------------------------------------------------

* Options are "in-the-money" if, on July 24, 2000, the market price of the Common Stock ($1.25) exceeded the exercise price of such options. The value of such options is calculated by determining the difference between the aggregate market price of the Common Stock covered by such options on July 24, 2000, and the aggregate price of such options.

Employment Agreements

         The Company does not have agreements with any of its employees.


                        DIRECTORS' REPORT ON COMPENSATION

         The Board of Directors reviews, recommends and approves changes to the Company's compensation policies and programs and is responsible for reviewing and approving the compensation of the Chief Executive Officer and other senior officers of the Company.

         The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Board of Directors is responsible for reviewing the compensation and benefits of the Company's executive officers concerning compensation and benefits for such executive officers and administering the Company's stock option plans.

         The Company believes that executive compensation should be based upon value returned to shareholders. The Company has developed and is developing compensation programs designed to reflect Company performance and to be competitive in the marketplace. In designing compensation programs, the Company attempts to reflect both value created for shareholders while supporting the Company's strategic goals. The Company's compensation programs reflect the following themes:

         o Compensation should be meaningfully related to the value created for shareholders

         o Compensation programs should support the Company's short-term and long-term strategic goal and objectives.

         o        Compensation  programs  should promote the Company's value and
                  reward  individuals  for  outstanding   contributions  to  the
                  Company's success.

         o Short-term and long-term compensation should be designed to attract and retain superior executives.

         The Company's executive compensation is based upon three components, base salary, annual incentive bonuses and long-term incentives, which are intended to serve the overall compensation philosophy.

Base Salary

         The base salary of each executive officer is determined as a function of three principal factors: the individual's performance, the relationship of the individual's salary to similar executives in comparable companies, and increases in the individual's responsibilities, whether through promotions or otherwise.

Annual Incentive Bonus

         The Company's annual incentive bonuses are designed to reflect the individual officer's contribution to the profitability of the Company and any special achievements by the respective officers. Each officer's bonus is based upon the Company's performance in various areas, such as sales, profit margins, operating expenses and net income, as compared to a pre-determined plan for each officer each year.



                                PERFORMANCE TABLE
                                 Growth of $100
            CSRP Non-Financial    stereoscape.com, inc.      NASDAQ Market Index
--------------------------------------------------------------------------------
  12/31/95                                 N/A
  12/30/96                                 N/A
  12/29/97       100.000                 100.000                   100.000
  12/31/98       146.580                  63.000                   140.913
  12/31/99       282.368                  42.000                   254.573
--------------------------------------------------------------------------------
  Pct. Ch.       282.368%                -58.000%                  254.573%
--------------------------------------------------------------------------------



         This TABLE shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO ELECT THE AFOREMENTIONED NOMINEES TO SERVE ON THE BOARD OF DIRECTORS.

PROPOSAL 2

                               RATIFICATION OF THE
                        SELECTION OF INDEPENDENT AUDITORS

         The selection of independent auditors to examine the financials statements of the Company for the fiscal year ending December 31, 2000 to be transmitted or made available to shareholders and filed with the Securities and Exchange Commission is to be submitted to the meeting for ratification.


         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF EHRENKRANTZ STERLING AND COMPANY AS THE COMPANY'S INDEPENDENT AUDITORS.

PROPOSAL 3

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         On July 24, 2000, the Board of Directors unanimously adopted a resolution proposing that the Company's Certificate of Incorporation be amended to increase the authorized capital stock of the Company to 200,000,000 shares, all of which will remain as shares of common stock, $.001 par value. The Board directed that the proposed amendment be submitted to a vote of the holders of all of the Company's outstanding stock. If the amendment is approved by the holders of a majority of the Company's shares represented in person or by proxy at the Meeting, the Company's Certificate of Incorporation will be amended to provide that the Company is authorized to issue 200,000,000 shares of common stock, with $.001 par value.

                  As of the date of this Proxy Statement, the Company has 5,222,391 shares of Common Stock outstanding. Other than to meet the requirements of various employee benefit and incentive plans of the Company, the Company has no present plan, understanding or agreement to issue additional shares of Common Stock.

                  The Board of Directors believes that the proposed authorization of shares of common stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as stock dividends, stock splits, corporate mergers, acquisitions of property and the possible funding of its business, or other corporate purposes. The Board will determine whether, where and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

                 Additionally, on July 24, 2000 the Company's Board of Directors approved a forward stock split of 15 for 1 pending approval of this proposal.

                  A vote in favor of the proposed amendment to the Company's Certificate of Incorporation by the holders of a majority of the outstanding shares of Common Stock represented at the Meeting. In person or by proxy, is necessary for the adoption of this proposal. If the proposed amendment is adopted by the shareholders, it will become effective upon filing a Certificate of Amendment as required by the Nevada Corporation Law. The Company's financial statements, included in its 1999 Annual Report furnished to shareholders in connection with the distribution of this Proxy Statement, are incorporated in this Proxy Statement by reference.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A DIFFERENT CHOICE.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         The Securities Exchange Act of 1934 requires the Company's directors and executive officers and person who own more than ten percent of a registered class of the Company's equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. To the knowledge of the Company, all filing requirements under Section 16(a) in respect of the Company were complied within the year ended December 31, 1999.

                                     GENERAL

         The expense of this solicitation is to be borne by the Company. The Company may also reimburse persons holding shares in their names or in the names of their nominees for their expenses in sending proxies and proxy material to their principals.
         Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote all proxies received by them in favor of the election of nominees to the Board herein, and the ratification of selected independent auditors. All proxies will be voted as specified.
         Management does not intend to present any business at the meeting other than that set forth in the accompanying Notice of Annual Meeting, and it has no information that others will do so. If other matters requiring the vote of the shareholders properly come before the meeting and any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

         Shareholder proposals for inclusion in the proxy materials related to the 2001 Annual Meeting of Shareholders must be received by the Company no later than December 31, 2000. A Shareholder must have been a record or beneficial owner of the Company's common stock for at least one year prior to December 31, 2000, and the shareholder must continue to own such shares, worth at least $1,000, through the date on which the Meeting is held.
         The Company's by-laws outline procedures, including minimum notice provisions, for shareholder nominations of directors and other shareholder business to be brought before shareholders at the Annual Meeting. A copy of the pertinent by-laws provisions is available upon request to Gary B. Hyman, Secretary, stereoscape.com, inc., 3440 Highway 9 South, Freehold, New Jersey 07728.

                                    By order of the Board of Directors

                                    stereoscape.com, inc.

                                    ------------------------
                                    GARY B. HYMAN
                                    Secretary

Freehold, New Jersey
August 5, 2000